UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2018

SUNNYSIDE BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55005	46-3001280
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

56 Main Street, Irvington, New York	10533
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 591-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2018, Sunnyside Federal Savings and Loan Association of Irvington, the wholly owned subsidiary of Sunnyside Bancorp, Inc., entered into amendments to the employment agreements previously entered into with Timothy D. Sullivan, President and Chief Executive Officer, Gerardina Mirtuono, Senior Vice President and Chief Operating Officer and Edward Lipkus, Vice President and Chief Financial Officer.

The employment agreements were amended to provide that in the event of a change in control, as such term is defined in the agreements, the executive will become fully vested in all restricted stock awards granted under the Company’s 2014 Equity Incentive Plan and the term of each agreement will automatically renew as follows: three (3) years for each of Mr. Sullivan and Ms. Mirtuono and one (1) year for Mr. Lipkus.

The foregoing description of the amendments is a summary and it is qualified in its entirety to the amendments which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

10.1	Amendment to Employment Agreement of Timothy Sullivan

10.2	Amendment to Employment Agreement of Gerardina Mirtuono

10.3	Amendment to Employment Agreement of Edward Lipkus

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Sunnyside Bancorp, Inc.

DATE: March 23, 2018	By:	/s/ Edward Lipkus
Edward Lipkus
Vice President, Chief Financial Officer